Consent of Independent Registered Public Accounting Firm





We consent to the reference to our firm under the captions "Financial Statements" and "Financial Highlights" in the Prospectus in Part A and "Financial Statements" and "Protection of Non-Public Information" in the Statement of Additional Information in Part B, and to the incorporation by reference in Part B of our report dated November 24, 2004, on the financial statements and financial highlights of Principal Equity Income Fund, Inc. (previously Principal Utilities Fund, Inc.), filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 28 to Form N-1A Registration Statement under the Securities Act of 1933 (Registration No. 33-53062).


                                                        /s/ERNST & YOUNG LLP


Des Moines, Iowa
February 22, 2005